STOCK PURCHASE AGREEMENT


          THIS AGREEMENT is made this 24th day of August, 2001, between APHTON CORPORATION (the "Company"), a Delaware corporation, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

          Section 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of 1,187,503 shares of its common stock, par value $.001 per share (the "Common Stock").

          Section 2. Agreement to Sell and Purchase the Shares. Simultaneously with the execution and delivery of this Agreement, the Company is selling to the Purchaser, and the Purchaser is buying from the Company, upon the terms hereinafter set forth, the number of shares set forth on the signature page of this Agreement (the "Shares") for an aggregate purchase price (the "Purchase Price") set forth on the signature page of this Agreement.

          The Company may enter into purchase agreements in substantially the form of this Agreement with certain other purchasers (collectively, the "Other Purchasers") and expects to complete sales of Common Stock to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The terms of this Agreement shall be at least as favorable to the Purchaser as the terms of agreements with Other Purchasers.

          Section 3. Payment and Delivery.

          3.1 Closing. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Shares (such payment and delivery hereinafter referred to as the "Closing") at 10:00 a.m., New York City time, on August 31, 2001, or at such other time on the same or such other date, not later than September 4, 2001, as shall be agreed by the Company and the Purchaser. The time and date of such payment are hereinafter referred to as the "Closing Date." Payment shall be made against delivery of the Shares to the address set forth on the signature page of this Agreement, in such nominee name as specified by Purchaser.

          Certificates for the Shares shall be registered in the name of the Purchaser or if so indicated on the signature page hereto, in the name of a nominee designated by the Purchaser. The certificates evidencing the Shares shall be delivered to the Purchaser on the Closing Date, with any transfer taxes payable in connection with the transfer of the Shares to the Purchaser duly paid, against payment of the Purchase Price therefor.

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          3.2 Legend. The certificate or certificates representing the Shares shall contain a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), such legend to be substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM UNDER SAID ACT THE LEGALITY OF WHICH IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

          The certificate shall also include any legends required by any applicable state securities laws.

          Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct.

          4.1 Organization. The Company is a corporation duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted, each as described in the SEC Reports (as defined herein). The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

          4.2 Authorization. This Agreement has been duly authorized, executed and delivered and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements contained in Section 9 hereof may be legally unenforceable. The Shares have been duly authorized and, upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive right or similar right on behalf of any person in existence either on the date hereof or immediately prior to the Closing.

          4.3 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligations or to a loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of the Company or any

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mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or impair or restrict its power to perform its obligations as contemplated hereby.

          4.4 Accuracy of Reports and Information. The Company's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports required to be filed by the Company with the Securities and Exchange Commission (the "SEC" or the "Commission") during the 12 months preceding the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, as such documents have since the time of their filing been amended or supplemented, and including any such document filed with the SEC subsequent to the date hereof, the "SEC Reports"), have been duly filed, and as of their respective dates (if amended or superseded by a filing prior to the date of the Agreement or the Closing Date, then the date of such fling) were prepared in accordance with the applicable requirements of the Exchange Act. Copies of all SEC Reports filed by the Company are available to the Purchaser upon request. The Company will continue to file all reports required to be filed under the Exchange Act. At the time they were filed (if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then as of the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is an issuer eligible to use Form S-3 under the Securities Act for the resale of the Shares.

          4.5 Absence of Certain Developments. Except as disclosed in the SEC Reports and as contemplated by this Agreement, since January 31, 2001, there has not been:

          (a) any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Company;

          (b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business or financial condition of the Company;

          (c) any issuance of capital stock or of other rights to acquire capital stock or securities convertible into capital stock, or any agreements relating to such issuance, other than as contemplated by the Agreements;

          (d) any redemption, repurchase or other acquisition of common stock or any declaration of any payment of any dividend or other distribution in cash, stock or property with respect to the common stock, or any amendment to the Articles of Incorporation or Bylaws of the Company;

          (e) any entry into any material contract or transaction, including without limitation, any borrowing, repayment of indebtedness, capital expenditure or business combination, other than in the ordinary course of business consistent with past practice or as contemplated by the Agreements;

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          (f) any transfer of or rights granted under any material leases, licenses, agreements, patents, trademarks, trade names or copyrights other than those transferred or granted in the ordinary course of business; any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles;

          (g) any contract, agreement, commitment or arrangement with respect to any of the foregoing; or

          (h) any pending or, to the knowledge of the Company, threatened litigation, proceeding (administrative or otherwise) or investigation against the Company which individually or in the aggregate could result in any material adverse change in the business, condition (financial or otherwise), or results of operations of the Company.

          4.6 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the Securities and Exchange Commission, the Nasdaq National Market and the National Association of Securities Dealers, Inc. and filings, if any, to be made in compliance with applicable blue sky requirements.

          4.7 Intellectual Property Rights. Except as disclosed in the SEC Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated in the SEC Reports; the expiration of any trademark, trade name, patent right, copyright or license would not have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Company; to the best of the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), or results of operations of the Company.

          4.8 No Registration. Subject to the accuracy of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

          4.9 No Litigation. There is no claim, action, suit, proceeding or investigation pending by or before any court, arbitration tribunal or administrative agency or, to the Company's knowledge, currently threatened against the Company or any of its respective directors or officers, in their capacities as such, that questions the validity of this Agreement or the Agreements or the issuance of the Shares, or the right of the Company to enter into this Agreement or the Agreements.

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          4.10 Capitalization. There have been no changes in the capitalization of the Company from that set forth in the SEC Reports, including the authorized capital stock; the number of shares issued and outstanding; the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans; the number of shares reserved for issuance or issuable pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of common stock; and the number of shares of common stock reserved for issuance with respect to sales pursuant to the Agreements.

          Section 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

          5.1 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) 1, 2, 3 or 7 under the Securities Act.

          5.2 Investment Representations. The Purchaser is aware that the Shares have not been registered under the Securities Act and any applicable state securities laws, and agrees that the Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

          The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of
Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith.

          The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          The Purchaser is acquiring the Shares for its own account and for investment, and not with a view to the resale or distribution thereof; it has no present intention of selling, negotiating, or otherwise disposing of the Shares in violation of the U.S. securities laws. The Purchaser's financial condition and investments are such that it is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Shares. In addition, by virtue of its expertise, the advice available to it, and its previous investment experience, the Purchaser has extensive knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

          5.3 Restrictions on Sale. The Purchaser will not, prior to the date on which the Registration Statement referred to in Section 9.2 is first declared effective by the Commission (the "Effective Date"), if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Shares, nor will the Purchaser engage in any hedging or other transaction which is designed or

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could reasonably be expected to lead to or result in a Disposition of Shares by the Purchaser or any person or entity. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether such short sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes or derives any significant part of its value from the Shares.

          5.4 Authority. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements in Section 9 hereof may be legally unenforceable.

          5.5 Purchaser Review. The Purchaser hereby represents and warrants that the Purchaser has carefully examined the SEC Reports filed during the 12 months prior to the date of this Agreement and acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Shares. In evaluating the suitability of the acquisition of the Shares hereunder, the Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in the SEC Reports or as contained herein.

          5.6 Legends. The Purchaser will not make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirements under the Securities Act to be satisfied, and the Purchaser acknowledges that certificates evidencing the Shares will be imprinted with a legend in substantially the form provided in Section 3.2 of this Agreement (and a stop-transfer order may be placed against transfer of the certificates for the Shares). The Purchaser acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the prospectus forming part of the Registration Statement, as set forth in
Section 9.8.

          5.7 Notification. The Purchaser will notify the Company promptly of the sale of any of its Shares, other than (i) sales pursuant to a Registration Statement contemplated in Section 9 of this Agreement and (ii) sales following termination of the transfer restrictions pursuant to Section 9.4, and the Purchaser will furnish any information reasonably requested by the Company (including a legal opinion in form and substance satisfactory to the Company and its counsel) to evidence the exemption from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and state securities laws, in reliance upon which such sales have been made.

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          5.8 HSR. Based on (i) the Company having no more than 17,386,996 shares of common stock outstanding at the Closing Date (after giving effect to the sale and purchase of shares of Common Stock pursuant to the Agreements), the Purchaser, together with its ultimate parent entity and all entities controlled by the same ultimate parent as the Purchaser (such entities, including the Purchaser, hereinafter collectively referred to as the "Purchaser Affiliates"), will not hold in excess of 10% of the Company's outstanding voting securities as a result of the sale and purchase of Shares pursuant to this Agreement, and (ii) all voting securities of the Company that the Purchaser Affiliates will hold, directly or indirectly, at the Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), will be held solely for the purpose of investment such that these securities will be held by the Purchaser Affiliates with no intention on the part of any of them to participate in the formulation, determination or direction of the basic business decisions of the Company. As a result of (i) and (ii), the Purchaser Affiliates are relying on the exemption available to them as passive investors under Section 7A(c)(9) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations promulgated thereunder (including 16 C.F.R. Sec. 802.9) in their determination that the sale and purchase of Shares pursuant to this Agreement does not require them to submit any HSR Notification and Report Form.

          5.9 Confidentiality. The Purchaser will hold in confidence all information concerning this Agreement and the placement of shares hereunder until the earlier of such time as the Company has made a public announcement concerning this Agreement and the placement of Shares hereunder, or this Agreement is terminated. Purchaser also expressly agrees to hold in confidence any information or data regarding the Company it receives pursuant to this Agreement (including, without limitation, Sections 9.6 and 9.7 of this Agreement) that is not otherwise properly in the public domain. Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

          Section 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates representing the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

          Section 7. Purchaser's Conditions to Closing. The obligations of the Purchaser to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

          (a) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that:

               (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date;

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               (ii) the Company has complied in all material respects with all of the agreements to be performed by the Company on or prior to the Closing Date; and

               (iii) the aggregate number of shares of Common Stock to be issued by the Company to the Purchasers will not exceed 20% of the Company's outstanding shares.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (b) The Purchaser shall have received a copy of resolutions of the Board of Directors approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to be true and correct by the Chief Executive Officer of the Company.

          Section 8. Company's Conditions to Closing. The Company's obligation to issue the Shares to the Purchaser is subject to the following conditions:

          (a) The Company shall have received Federal or other immediately available funds in the full amount of the Purchase Price.

          (b) The representations and warranties made by the Purchasers shall be accurate in all material respects and the undertakings of the Purchasers to be fulfilled on or prior to the Closing shall have been fulfilled.

     Section 9. Registration of the Shares; Compliance with the Securities Act.

          9.1 Definitions. For the purpose of this Section 9:

          (a) the term "Registration Statement" shall mean the registration statement required to be filed by Section 9.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

          (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary or final prospectus, in the light of the circumstances under which they were made) not misleading.

          9.2 Registration Procedures and Expenses. The Company shall:

          (a) following the execution of this Agreement, use its reasonable best efforts to prepare and file with the SEC by the date ten (10) days after the Closing Date but in any event by the date twenty (20) days after the Closing Date, a Registration Statement under the Securities Act on a form which is appropriate to register the resale of Shares by the Purchaser, and use its reasonable best efforts to respond to any comment by the SEC relating to the Registration

Statement before the tenth (10th) day following receipt of such comment, but in any event before the twentieth (20th) day after such receipt;

          (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchaser, to cause such registration to become effective within 180 days after the Closing Date;

          (c) prepare and file with the SEC such amendments and supplements to such Registration Statement(s) and the prospectus(es) used in connection therewith as may be necessary to keep such Registration Statement(s) effective until the earliest to occur of (i) the date which is two years after the Effective Date, (ii) such time as all the Shares have been sold by the Purchasers, and (iii) such time as the Shares are eligible for resale pursuant to Rule 144 under the Securities Act;

          (d) furnish to the Purchaser with respect to the Shares registered on the Registration Statement such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

          (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Shares in such states of the United States as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (f) subject to Section 19 of this Agreement, bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 9.2 and the registration of the Shares on such Registration Statement(s) and the satisfaction of the blue sky laws of such states, and other than underwriting discounts and selling commissions or expenses required by law to be borne by the Purchaser; and

          (g) until the Effective Date, the Company shall pay to the Purchaser, on a monthly basis, a liquidated damages penalty of 1.0% of the Purchase Price for each month that the Registration Statement or a pro rata amount for the number of days in a month (i) has not been filed within twenty (20) days after the Closing Date, or (ii) has not become effective within 180 days of the Closing Date, unless the Registration Statement has not become effective as a result of the Purchaser's failure to provide information necessary for completion of the Registration Statement.

          9.3 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and

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regulations promulgated thereunder (an "Underwriter")), but the Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder.

          9.4 Termination of Obligations. The obligations of the Company pursuant to Sections 9.2, 9.3 and 9.7 hereof shall cease and terminate upon the earlier to occur in the case of the Shares, (i) the third anniversary of the Closing Date and (ii) such time as all of the Shares have been sold by the Purchaser.

          9.5 Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act) (the "Purchaser Indemnitees") from and against any losses, claims, damages or liabilities to which such Purchaser Indemnitee may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in a Registration Statement or any omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading relating to the Shares on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in a Registration Statement, and the Company will, as incurred, reimburse such Purchaser Indemnitee for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement.

          (b) The Purchaser agrees to indemnify and hold harmless the Company (and each of its officers, directors, partners or persons, if any, who controls the Company within the meaning of Section 15 of the Securities Act) (the "Company Indemnitees"), from and against any losses, claims, damages or liabilities to which such Company Indemnitee may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions of proceedings in respect thereof) arise out of, or are based upon, any untrue statement contained in a Registration Statement or any omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading relating to the Shares on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will, as incurred, reimburse such Company Indemnitee for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that to the extent that any such damages relate to or arise from the resale of any Shares, the Purchaser shall in no event be liable for an amount in excess of the proceeds actually received by the Purchaser upon any sale of Shares pursuant to the Registration Statement.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying

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person pursuant to this Section 9.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

          9.6 Information Available. So long as any registration statement is effective covering the resale of Shares, the Company will furnish to the
Purchaser:

          (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 90 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its annual report on Form 10-K,
(iii) each of its Quarterly Reports to Stockholders, its quarterly report on Form 10-Q, and any interim reports on Form 8-K and (iv) a full copy of the Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits); and

          (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 9.6 and all other information that is generally available to the public; and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters, at the Purchaser's expense, to discuss all information relevant for disclosure in any registration statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the production of information at the Company's headquarters.

          9.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (c) Furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell Shares without registration.

          9.8 Transfer of Shares After Registration; Suspension.

          (a) The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 9.2 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

          (b) The Company shall, upon the occurrence or existence of any pending corporate development that, in the sole discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus, give notice to the Purchaser that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, the Purchaser agrees not to sell any Shares until such Purchaser's receipt of copies of a supplemented or amended prospectus prepared by the Company or until it is advised in writing by the Company that the prospectus may be used. The Company will use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as, in the sole judgment of the Company, public disclosure of the corporate development would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter. The Purchaser hereby agrees that upon receipt of any Deferral Notice from the Company, the Purchaser shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice, including the existence and terms of such Deferral Notice.

          Section 10. Other Agreements.

          10.1 No Stabilization or Manipulation. The Purchaser covenants and agrees that it has not taken within the thirty (30) trading days preceding the date of this Agreement and will not take within the twenty (20) trading day period subsequent to the Effective Date, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Shares, including, without limitation, any short selling of shares of the common stock of the Company.

          10.2 Subsequent Placements. From the date hereof until the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for common stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), unless (i) the Company delivers to the Purchaser a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) the Purchaser shall not have notified the Company by 5:00 p.m. (New York City time) on the fifth calendar day after its receipt of the Subsequent Placement Notice of its willingness to provide financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchaser shall fail to so notify the Company of its willingness to participate in the Subsequent Placement, the Company may effect such Subsequent Placement on the terms and to the persons set forth in the Subsequent Placement Notice and to any of the Other Purchasers that have elected to participate in the Subsequent Placement. If all Purchasers indicate a willingness to provide financing in an aggregate amount that is in excess of the amount set forth in the Subsequent Placement Notice, then the Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to the Purchaser's pro rata portion of the aggregate purchase price paid for the Shares under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice. The foregoing shall not apply to the grant of options or warrants, or the issuance of additional securities, (i) to any of the Other Purchasers pursuant to the Agreements provided they are on terms no more favorable than provided to the Purchaser under the Agreement or (ii) to any employees or consultants under any duly authorized Company stock option, restricted stock plan or stock purchase plan.

          10.3 Additional Issuance of Shares. If at any time from and after the date hereof until the date that is twelve (12) months after the Effective Date, the Company shall issue shares of common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of common stock ("Common Stock Equivalents"), entitling any person to acquire shares of common stock at a price per share (the "Lesser Per Share Price") less than the per Share Purchase Price, then the Company shall issue to the Purchaser, no later than 10 calendar days following the issuance of such shares of common stock or Common Stock Equivalents, such additional number of shares (the "Additional Shares") of common stock equal to the excess of (a) the quotient obtained by dividing the aggregate Purchase Price paid by the Purchaser (as set forth on the signature page of this Agreement) divided by the Lesser Per Share Price over (b) the quotient obtained by dividing the aggregate Purchase Price paid by the Purchaser divided by the per Share Purchase Price. For such purposes, in connection with any issuance of Common Stock Equivalents, (x) the maximum number of shares of common stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock

Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents and (y) the price per share applicable to such Common Stock Equivalents shall be deemed to equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into common stock, divided by the Deemed Number. The shares of common stock referred to in this section shall be subject to proportional adjustment in the event of any subdivision, combination or consolidation of the Company's outstanding common stock or any payment by the Company of a dividend or other distribution of shares of common stock to holders of common stock. The foregoing shall not apply to the grant of options or warrants, or the issuance of additional securities, (i) to any Other Purchasers pursuant to the Agreements provided they are on terms no more favorable than provided to the Purchaser under the Agreement or (ii) to any employees or consultants under any duly authorized Company stock option, restricted stock plan or stock purchase plan.

          Section 11. Placement Agent's Fee. The Purchaser acknowledges that the Company intends to pay to UBS Warburg LLC, in its capacity as the placement agent for the Shares, a fee in respect of the sale of the Shares to the Purchaser. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

          Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified mail, postage prepaid, and shall be deemed given when so mailed;

          (a) if to the Company, to Aphton Corporation, 80 S.W. 8th Street, Suite 2160, Miami, Florida 33149, Attention: Philip C. Gevas, Chief Executive Officer, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Timothy B. Goodell, Esq., or to such other person at such other place as the Company shall designate to the Purchaser in writing;

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing; or

          (c) if to any transferee or transferees of the Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

          Section 13. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          Section 14. Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by the Purchaser.

          Section 15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 16. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

          Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

          Section 19. Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that the Company shall pay reasonable fees and expenses of legal counsel for the Purchasers, subject to an aggregate limit of $20,000 (the "Reimbursed Expenses"). The amount of the Reimbursed Expenses paid with respect to counsel for each Purchaser shall equal an amount proportional to such Purchaser's share in the aggregate proceeds paid by the Purchasers to the Company for the Shares.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.



                               APHTON CORPORATION



                               By:
                                  ---------------------------------------------
                                  Name:   Philip C. Gevas
                                  Title:  Chairman, President and Chief
                                          Executive Officer

  Print or Type:

  Name of Purchaser (Institution)                      _____________________

  Tax ID No.:                                          _____________________

  Address:                                             _____________________

                                                       _____________________

  Telephone:                                           _____________________

  Facsimile:                                           _____________________

  Telex:                                               _____________________

  Name in which the Shares should be
  registered (if different):                           _____________________

  Relationship between the Purchaser
  and the person or entity in whose name
  the Shares should be registered (if different):      _____________________

  Address to which the Shares shall be delivered:      _____________________

                                                       _____________________

                                                       _____________________



  Signature by:                                        _____________________

  Name of Individual representing
  Purchaser:                                           _____________________

  Title of Individual representing
  Purchaser:                                           _____________________

  NUMBER OF SHARES TO BE PURCHASED:                    _____________________

  PER SHARE PURCHASE PRICE:                            _____________________

  AGGREGATE PURCHASE PRICE:                            _____________________